Exhibit 10.21

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT UNDER SUCH ACT AND APPLICABLE SECURITIES LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Warrant to Purchase 11,799,685 Series F
Preferred Shares (subject to adjustment)

Dated: November 13, 2020

WARRANT TO PURCHASE SERIES F PREFERRED SHARES

OF

CLOOPEN GROUP HOLDING LIMITED

This certifies that, subject to the terms and conditions hereunder, Novo Investment HK Limited (諾河投資香港有限公司), a limited company duly incorporated under the laws of Hong Kong whose registered office is at SUITE 603 6/F LAWS COMM PLAZA, 788 CHEUNG SHA WAN RD KL (the “Holder”), or its assigns permitted hereunder, for value received, is entitled to purchase from Cloopen Group Holding Limited (the “Company”), a company incorporated in the Cayman Islands, 11,799,685 fully paid, non-assessable, convertible and redeemable Series F Preferred Shares of the Company (subject to any conversion immediately prior to the initial public offering of the Company) to be issuable upon exercise of this Warrant (collectively referred to as the “Warrant Shares”).  The Holder shall have the right to exercise this Warrant, in whole no later than ten (10) Business Days after the date that the Holder Closing Conditions under Section 1(e) have been satisfied or waived by the Holder and the Company Closing Conditions under Section 1(f) have been satisfied or waived by the Company, provided that unless otherwise extended by the Founder SUN Changxun and mutually agreed by the Holder, this Warrant cannot be exercised after the end of six (6) months following the date hereof (the “Exercise Period”).  The Warrant Share Exercise Price (as defined below) and the number of Warrant Shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.  The “Warrant Share Exercise Price” shall be the per share exercise price for the Warrant Shares, which shall be initially US$2.8814 and as adjusted from time to time pursuant to Section 3 hereof.  The “Consideration” shall be the aggregate purchase amount for all Warrant Shares, which shall be US$34,000,000. The “Exercise Date” shall mean the date on which the Holder or its assigns permitted hereunder exercises this Warrant in accordance with the terms and conditions set forth in this Warrant.  The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.  The term “Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the PRC and Hong Kong.  For purpose of this Warrant, all capitalized terms used and not otherwise defined herein shall have their respective meanings given to them in that certain Series F Preferred Share Purchase Agreement dated November 4, 2020 by and among the Company, the Holder and certain parties named therein (the “Purchase Agreement”).

This Warrant is subject to the following terms and conditions:

1.     Exercise; Issuance of Certificates; Payment for Warrant Shares.

(a)  The purchase rights represented by this Warrant are, subject always to the terms and conditions hereunder, exercisable at the option of the Holder, at any time, or from time to time, during the term hereof as described in the first paragraph above, up to the date of expiration of the Exercise Period, for all of the Warrant Shares (but not for a fraction of a share), by the surrender of this Warrant to the Company accompanied with the Form of Subscription annexed hereto as Exhibit A duly completed and executed on behalf of the Holder, followed up with the payment of the Consideration in cash in lawful money of the United States within three (3) Business Days from the Exercise Date.

(b)       The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares immediately prior to the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, with the completed, executed Form of Subscription delivered, and payment made for such shares, subject to the entry of such shares in the register of members of the Company, which the Company shall undertake to do immediately upon receipt of the Consideration.  A certificate or certificates for the number of Warrant Shares issuable upon exercise, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense as promptly as practicable on or after such date and in any event within ten (10) days thereafter.  Each share certificate so delivered shall be in such denominations of the Warrant Shares as may be requested by the Holder hereof and shall be registered in the name of such Holder.  In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company at its expense, within a reasonable time, shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor exercisable for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof.

(c)       The Parties hereto agree and acknowledge that the purchase right of the Holder under this Warrant shall survive the closing of the Company’s initial public offering, provided however, in case that this Warrant is exercised before the closing of the Company’s Qualified IPO (as defined under the Memorandum and Articles), upon the exercise of this Warrant, the Warrant Shares purchased by the Holder shall be Series F Preferred Shares, and the Holder shall be entitled to all and any rights as a Series F Investor same as other existing Series F Investors under the Transaction Documents (as may be amended or restated from time to time), and in case that this Warrant is exercised after the closing of the Company’s Qualified IPO, the Warrant Shares issued to the Holder upon the exercise of this Warrant shall be Ordinary Shares or other class of shares that the Series F Preferred Shares will be converted into immediately prior to the initial public offering of the Company.

(d)       The payment of the Consideration shall be paid by wire transfer of immediately available funds in U.S. dollars to an account designated by the Company.

(e)       Unless otherwise waived by the Holder, the obligations of the Holder to exercise this Warrant herein, are subject to the fulfillment of each of the following conditions (the “Holder Closing Conditions”):

(1)     Each of the representations and warranties of the Warrantors contained in Section 3 of the Purchase Agreement shall have been true, correct and not misleading when made and shall be true, correct and not misleading as of the Exercise Date with the same effect in all material respects as though such representations and warranties had been made as of the Exercise Date, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true, correct and not misleading as of such particular date.

(2)     Each Warrantor shall have performed and complied with all obligations and conditions contained in the Purchase Agreement in all material respects that are required to be performed or complied with by them on or before the Exercise Date.

(3)     All Consents of any competent Governmental Authority or of any other Person that are required to be obtained by any Group Company or other Warrantors in connection with the consummation of the transactions contemplated by the Transaction Documents (including but not limited to those related to the lawful issuance and sale of the Warrant Shares, and any waivers of notice requirements, rights of first refusal, preemptive rights, put or call rights, or similar rights directly or indirectly affecting any of the shares or securities of the Company), including necessary board and shareholder approvals of the Group Companies, shall have been duly obtained and effective as of the Exercise Date, and evidence thereof shall have been delivered to the Holder.

(4)     All corporate and other proceedings in connection with the transactions to be completed at the Exercise Date and all documents incident thereto with respect to the Purchase Agreement and the other Transaction Documents and the transactions contemplated thereby, shall have been completed in form and substance reasonably satisfactory to the Holder, and the Holder shall have received the copies of such documents as it may reasonably request.

(5)     There shall have been no Material Adverse Effect since the Statement Date.

(6)     The Warrantors shall have tendered delivery of the following items: (x) a scanned copy of the updated register of members of the Company, certified by the Company’s registered office provider or the administrator, reflecting the issuance of the applicable Warrant Shares to the Holder, (y) a scanned copy of the share certificate issued in the name of the Holder representing the applicable Warrant Shares being purchased by the Holder at the Exercise Date.

(7)     The Holder shall have received (A) a legal opinion addressed to the Holder dated as of the Exercise Date from the PRC legal counsel of the Company and (B) a legal opinion addressed to Holder dated as of the Exercise Date from the Cayman counsel of the Company, in each case in form and substance reasonably satisfactory to the Holder.

(8)     The Company shall have executed and delivered to the Holder at the Exercise Date a scanned copy of the certificate dated as of the Exercise Date stating that the conditions specified in this Section 1(e)(1) to Section 1(e)(7) hereof have been fulfilled as of the Exercise Date.

(9)     The Holder shall have obtained the ODI Approvals in connection with the exercise of this Warrant in compliance with applicable Laws and evidence thereof shall have been delivered to the Company.

(f)        Unless otherwise waived by the Company, the obligations of the Company to issue the Warrant Shares to the Holder are subject to the following conditions (the “Company Closing Conditions”):

(1)     The representations and warranties of the Holder contained in Section 4 of the Purchase Agreement shall have been true and complete when made and shall be true and complete as of the Exercise Date with the same effect as though such representations and warranties had been made of the Exercise Date, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true and complete as of such particular date.

(2)     The Holder shall have performed and complied with all covenants, obligations and conditions contained in the Purchase Agreement that are required to be performed or complied with by the Holder on or before the Exercise Date.

(3)     The Holder shall have obtained the ODI Approvals in connection with the exercise of this Warrant in compliance with applicable Laws and evidence thereof shall have been delivered to the Company.

2.     Shares to be Fully Paid; Reservation of Shares.

The Company covenants and agrees that the Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant and payment of the Consideration, all set forth herein, will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).  The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to executing and issue the necessary certificates for the Preferred Shares upon the exercise of this Warrant.  The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized and unissued Preferred Shares and Ordinary Shares, issuable upon conversion of such Preferred Shares, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.  The Company will take all steps necessary to amend its Articles (as defined below) to provide sufficient reserves of Preferred Shares issuable upon exercise of the Warrant (and Ordinary Shares for issuance on conversion of such Preferred Shares) and any other such action as may be necessary to assure that such Preferred Shares and Ordinary Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Shares may be listed; provided, however, that the Company shall not be required to effect a registration under U.S. Federal or State securities laws or any applicable foreign securities laws with respect to such exercise.

3.     Adjustment of Warrant Share Exercise Price and Number of Warrant Shares.

The Warrant Share Exercise Price and the number of Warrant Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.  Upon each adjustment of the Warrant Share Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, for a total amount of the Consideration, the number of shares obtained by dividing the Consideration by the Warrant Share Exercise Price resulting from such adjustment(s).

3.1        Split, Subdivision or Combination of Shares.  In case the Company shall at any time while this Warrant, or any portion hereof, remains outstanding and unexpired split or subdivide the outstanding Preferred Shares, which purchase rights under this Warrant exist, into a greater number of shares of the same class, the Warrant Share Exercise Price in effect immediately prior to such split or subdivision shall be proportionately reduced, and conversely, in case the outstanding Preferred Shares of the Company, which purchase rights under this Warrant exist, shall be combined into a smaller number of shares, the Warrant Share Exercise Price in effect immediately prior to such combination shall be proportionately increased.

3.2        Reclassification, etc.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of the share capital of the Company or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, or other assets or property, then, as a condition of such reclassification, this Warrant shall thereafter represent the right to purchase and receive (in lieu of the Preferred Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such number and kind of shares, securities or other assets or property, as may be issued or payable as the result of such change with respect to or in exchange for the number of outstanding shares of such Preferred Shares equal to the number of shares purchasable and receivable under this Warrant immediately prior to such reclassification or other change and the Warrant Share Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 3.  In any reclassification described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Share Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares, securities or assets thereafter deliverable upon the exercise hereof.  No adjustment shall be made pursuant to this Section 3.2, upon any conversion or redemption of the Preferred Shares which is the subject of Section 3.3.

3.3        Conversion or Redemption of Preferred Shares. Should all or any class of the Company’s Preferred Shares be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, redeemed or converted into the Company’s Shares in accordance with applicable article of the Articles of the Company, then, in the sole discretion of the Holder, this Warrant shall become immediately exercisable prior to such event for that number of the Company’s Shares equal to the number of Ordinary Shares that would have been received if this Warrant had been exercised in full and the Warrant Shares received thereupon had been simultaneously converted immediately prior to such event, and the Warrant Share Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (x) the Consideration of the maximum number of Warrant Shares for which this Warrant was exercisable immediately prior to such conversion or redemption, by (y) the number of Ordinary Shares for which this Warrant is exercisable immediately after such conversion or redemption.  For purposes of the foregoing, the “Articles” shall mean the Articles of Association of the Company as amended and/or restated and effective immediately prior to the redemption or conversion of all of the Company’s Preferred Shares.

3.4        Merger, Sale of Assets, etc.  If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Warrant Share Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3.  The foregoing provisions of this Section 3.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant.  If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the then Company’s Board of Directors on a fair and reasonable basis.  In all events, appropriate adjustment (as determined in good faith by the then Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

3.5        Dilutive Issuance.   In the event of an issuance of New Securities (as defined in the Memorandum and Articles), at any time after the Series F Issue Date (as defined in the Memorandum and Articles) and prior to the consummation of an IPO of the Company, for a consideration per share received by the Company (net of any selling concessions, discounts or commissions) (the “New Securities Price”) less than the Warrant Share Exercise Price with respect to any Warrant Shares in effect immediately prior to such issue, then and in such event, the Warrant Share Exercise Price with respect to such Warrant Shares shall be reduced, concurrently with such issue, to the New Securities Price.  In the event that the offer price of an IPO of the Company is less than the Warrant Share Exercise Price, the Warrant Share Exercise Price hereunder shall be reduced to the offer price of the IPO concurrently with the confirmation of the IPO offer price.  For the avoidance of doubt, this Section 3.5 shall automatically terminate upon the consummation of an IPO of the Company.

3.6        Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request, at any time, of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Warrant Share Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

3.7        Notice of Adjustment.  Upon any adjustment of the Warrant Share Exercise Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, pursuant to this Section 3, the Company shall give written notice thereof, in the form of an issued certificate, by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of the Holder as shown on the books of the Company.  The notice shall be signed by the Company’s Chief Executive Officer and shall set forth, in reasonable detail, the Warrant Share Exercise Price resulting from such adjustment, the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant after giving effect to such adjustment, the event requiring the adjustment, the amount of the adjustment, and the method of calculation of such adjustment and the facts upon which such calculation is based.

3.8        No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. For the avoidance of doubt, the Company acknowledges and agrees that the Holder shall be entitled to the benefit of all adjustments in the number of Warrant Shares of the Company issuable upon the Holder’s exercise of this Warrant that all the other Series F Investors might have on a pro rata basis prior to the Holder’s exercise of this Warrant.

4.     No Voting or Dividend Rights.

Subject to Section 3 of this Warrant, nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

5.              Transfer.

(a)   Warrant Register.  The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder.  The Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change.  Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register.  Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat such Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)   Warrant Agent.  The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 5(a) above, issuing the Series F Preferred Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing.  Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c)   Transfer or Assign.  Prior to the Exercise Date, (i) if any of the Deemed Liquidation Events or Redemption Events (as defined in the Memorandum and Articles) occurs, (ii) the Company initiates the procedures for launching its initial public offering, or (iii) the Holder fails to obtain the ODI Approvals within the Exercise Period, then the Parties hereby agree that the Holder is entitled to, and the Company undertakes to use its best efforts to cooperate with and assist, and undertake to procure that each of the then shareholders of the Company use their best efforts to cooperate with and assist Holder to, prior to the earliest date of the: (x) the closing of the Deemed Liquidation Events, Redemption Events (as defined in the Memorandum and Articles) or  at least thirty days prior to the public filing of the Company’s initial public offering; or (y) the expiration date of the Exercise Period, as the case may be, transfer or assign the Warrant to an affiliate or any third party designated by the Holder, which shall be capable to exercise the Warrant and pay the Company the Consideration without the need to obtain the ODI Approvals under the applicable Laws, to exercise such Warrant and be registered by the Company as the holder of the Warrant Shares, provided that (i) the transferee shall not be the competitors as listed in Schedule C attached to the Six Amended and Restated Right of First Refusal and Co-sale Agreement (which also includes any affiliate of such entities) or their affiliates; (ii) such transfer shall be effected in compliance with this Section 5(c); (iii) such transfer is effected in compliance with all applicable Laws; (iv) the transferee shall execute and deliver such documents and take such other actions as may be necessary for the transferee to join in and be bound by the Warrant as a “Holder”, as the case may be, upon and after such transfer; (v) such transfer shall not adversely affect any Group Company and/or the Group as a whole with respect to its listing plan in the PRC in any event according to the then effective PRC laws and regulations of relevant stock exchange administration authorities (including without limitation any applicable laws and regulations regarding competition in the same business (同业竞争), unfair related-party transactions (不公平的关联交易) or change of actual controlling person of the Company (实际控制人变更)).

(d)     Exchange of Warrant Upon a Transfer.  On surrender of this Warrant for exchange, properly endorsed on the Assignment Form (attached as Exhibit B hereto) and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 5, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

6.    Notification of Certain Events.  Notwithstanding anything to the contrary set forth in this Warrant, if prior to the Exercise Date, (i) any of the Deemed Liquidation Events or Redemption Events (as defined in the Memorandum and Articles) occurs; or (ii) the Company initiates the procedures for launching its IPO, the Company shall send to the Holder at least thirty (30) days prior written notice of the expected effective date of such event; provided, however, that if the Company is not reasonably able to provide thirty (30) days prior written notice, the Company shall send to the Holder written notice of the expected or actual date of such event as soon as reasonably practicable.  The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Holder; and the Holder may, at its discretion, immediately exercise this Warrant in accordance with terms and conditions hereof. For the avoidance of doubt, this Section 6 shall automatically terminate upon the consummation of an IPO of the Company.

7.    Participation in Distribution. In the event that a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event (as defined under the Memorandum and Articles) occurs prior to the Holder’s exercise of the Warrant, if the Holder or its Affiliate hasn’t transferred the Warrant to any party other than its Affiliates, the Holder or its Affiliates shall have the right to participate in the distribution of the Company’s assets and funds and the proceeds resulting from the aforesaid  liquidation, dissolution or winding up of the Company or such Deemed Liquidation Event and receive its corresponding assets, funds and proceeds on a parity with other holders of the Series F Preferred Shares pursuant to this Section 7, provided that if the Holder or its Affiliates elects to participate, the Holder or its Affiliates shall pay to one or more Group Companies an amount equal to the Consideration. For the avoidance of doubt, this Section 7 shall automatically terminate upon the consummation of an IPO of the Company.

8.              Use of Consideration.

The Company shall use the Consideration for purposes of business expansion, capital expenditures and general working capital needs the Group Companies. The Consideration shall not be used in the repayment of any debts or obligations of any Group Company or its Subsidiaries or any Principal or in the repurchase or cancellation of securities held by any shareholder of the Group Companies unless otherwise approved by the exercising Holder in writing.  “Group Company”, “Subsidiaries” and “Principal” shall have the meaning ascribed to it in the Purchase Agreement.

9.              Representations and Warranties of the Holder.

(a)    Purchase for Own Account. The Holder represents that it is acquiring the Warrant and the Preferred Shares issuable upon exercise of the Warrant (collectively, the “Securities”) for investment for such Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.  If not an individual, such Holder also represents that such Holder has not been formed for the specific purpose of acquiring the Securities.

(b)    Information and Sophistication.  The Holder understands that the purchase of the Securities involves substantial risk.  Such Holder (a) has experience as an investor in securities of companies in the development stage and acknowledges that such Holder can bear the economic risk of such Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that such Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Holder to be aware of the character, business acumen and financial circumstances of such persons.

(c)     Further Limitations on Disposition.  Without in any way limiting the representations set forth above and any restrictions that may be imposed under the Shareholders Agreement relating to the Company as valid by then, such Holder further agrees not to make any disposition of all or any portion of the Preferred Shares or the Ordinary Shares to be issued upon exercise hereof or conversion thereof except:

(i)      pursuant to a registration statement under the Securities Act covering such disposition; or

(ii)     pursuant to an exemption from registration under the Securities Act, including, without limitation, Rule 144, Rule 144A or Regulation S thereunder.

(d)    Accredited Investor.  The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act or not a “U.S. person” as defined in Rule 902 of Regulation S of the Securities Act.

10.       Amendments and Waivers.

(a)   Any term of this Warrant may be amended (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

(b)   No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11.       Notices.

(a)    Any notice, offer, request, payment, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently served if delivered in person or by next-day or second-day courier service, fax, electronic mail or similar means to the address of that Party is set out below or such other address as either may from time to time provide to the other.

If notice to the Company:

Address:	16/F Tower A, Fairmont Tower, 33 Guangshun North Main Street, Wang Jing, Chaoyang District, Beijing, 100102
Tel:	[REDACTED]
Attention:	[REDACTED]
Email address:	[REDACTED]

If notice to the Holder:

Address: Building B, 6th Floor, Enfei Science and Technology Mansion, No.12, Fuxing Road, Haidian District, Beijing (100038)
Tel: [REDACTED]
Attention: [REDACTED]
Email: [REDACTED]

(b)    Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid.  Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day.

(c)     A party thereto may change its address from time to time by written notice to the other party, which change of address shall be effective only upon receipt of such notice by the other party.

12.      Confidentiality.  The terms and conditions described in this Warrant (“Financial Terms”), including its existence shall be confidential information and shall not be disclosed to any third party except that (i) each party, as appropriate, may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations; (ii) the Holder may disclose any of the Financing Terms to its fund manager and the employees thereof so long as such Persons are under appropriate nondisclosure obligations; and (iii) if any party is requested or becomes legally compelled (including without limitation, pursuant to any Laws relating to securities or any applicable listing rules) to disclose the existence or content of any of the Financing Terms in contravention of the provisions of this Section, such party shall promptly provide the other Parties with written notice of that fact so that such other parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

13.      Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and assigns of the Holder hereto whose rights or obligations hereunder are affected by such terms and conditions.

14.      Descriptive Headings and Governing Law.  The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.  Unless a provision hereof expressly provides otherwise:  (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein”, “hereof”, and other similar words refer to this Warrant as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by, “but not limited to”, (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and “month” means calendar month, (viii) all references in this Warrant to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Warrant, (ix) all references in this Warrant to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Warrant, (x) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xi) references to Laws include any such Law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, (xii) each representation, warranty, agreement, and covenant contained herein will have independent significance, regardless of whether also addressed by a different or more specific representation, warranty, agreement, or covenant, (xiii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (xiv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and (xv) all references to dollars or to “USD” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).  This Warrant shall in all respects be construed and enforced in accordance with and governed by the laws of Hong Kong, without regard to principles of conflict of laws thereunder.

15.      Jurisdiction.

(a)  Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(b)  The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be three (3) arbitrators. The claimant in the Dispute shall choose one (1) arbitrator, and the respondent shall choose one (1) arbitrator. The HKIAC Council shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the arbitration notice set forth in Section 14.4(i) above is given, the relevant appointment shall be made by the HKIAC Council.

(c)  The arbitral proceedings shall be conducted in English.  To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(d)  Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(e)  The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(f)  The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong (without regard to principles of conflict of laws thereunder) and shall not apply any other substantive Law.

(g)  Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h)  During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

16.      Lost Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement reasonably satisfactory in form and substance to the Company, or in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, shall execute and deliver a new Warrant, of like tenor and amount, in lieu of the lost, stolen, destroyed or mutilated Warrant.

17.      Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  The Company shall, in lieu of issuing any fractional share to which the Holder would otherwise be entitled, the Company shall pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Warrant Share Exercise Price.

18.      Effectiveness. The Warrant shall take effect on the date hereof, and shall be lapsed, nullified and cancelled upon the expiration of the Exercise Period if the Warrant is not exercised, provided that, the Exercise Period may be extended by the Founder SUN Changxun and mutually agreed by the Holder.

19.      No Presumption.  The parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Warrant against the party that drafted it has no application and is expressly waived.  If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Warrant, no presumption or burden of proof or persuasion will be implied because this Warrant was prepared by or at the request of any party or its counsel.

20.      Counterparts.  This Warrant may be executed in one or more counterparts, including counterparts transmitted by facsimile or e-mail, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Delivery of executed signature pages by facsimile or electronic transmission (via scanned PDF) by the parties will constitute effective and binding execution and delivery of this Warrant.

IN WITNESS WHEREOF, the Company and Holder have caused this Warrant to be duly executed by their respective authorized representative as of the date first above written.

Cloopen Group Holding Limited

a Cayman Islands company

By:	/s/ SUN Changxun
Name: SUN Changxun
Title: Director

IN WITNESS WHEREOF, the Company and Holder have caused this Warrant to be duly executed by their respective authorized representative as of the date first above written.

Novo Investment HK Limited
(諾河投資香港有限公司)

By:	/s/ Zhang, Ying
Name: Zhang, Ying
Title: Director

Exhibit A

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

2

Exhibit B

ASSIGNMENT FORM

3